Exhibit 99.1

PRESS RELEASE

Autoliv withdraws 2020 guidance and cancels its dividend until COVID-19 pandemic effects can be better assessed

Autoliv is well-positioned to navigate auto industry downturn

(Stockholm, Sweden, April 2, 2020) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in vehicle safety systems, today announces additional actions to manage the auto industry downturn caused by the COVID-19 pandemic. Since Autoliv’s March 19th press release, additional actions include:

•	Withdrawing the full year 2020 guidance until the effects of the COVID-19 pandemic can be better assessed;

•	Cancelling the dividend scheduled for June 4, 2020 and suspending future dividends although the Board of Directors will review such suspension on a quarterly basis; and

•	Drawing down $600 million of cash on our existing credit line.

•	Executives voluntarily reducing their base salaries by 20% for Q2 2020 and non-Employee Board members reducing annual base retainer by 20% for Q2 2020.

“Today we announce a number of additional actions taken by the Company to continue to manage the effects brought on by the COVID-19 pandemic,” says Mikael Bratt, President and CEO. “The health and safety of our employees continues to be our top priority. We will continue to evaluate the changing environment and are prepared to do what is necessary to get us through this humanitarian and economic crisis to secure an even stronger company when the crisis is over.”

Autoliv withdraws its 2020 guidance

The rapidly evolving pandemic has upended the auto industry and customer projects for 2020. Autoliv is also navigating the same challenges other companies are facing in predicting the overall impact the pandemic will have on the auto industry this year. Given the current environment, the Company is withdrawing our previously issued 2020 guidance.

Autoliv’s liquidity and management actions position us to manage the challenging months ahead

As outlined below, the Company is decisively managing the situation by strengthening its liquidity position and control costs and spending.

Dividend: The Company has decided to cancel the previously announced second quarter dividend that was scheduled for payment on June 4, 2020. The Board of Directors believes that Autoliv has a robust position in terms of both capital and liquidity but cancelling the dividend is in the best interests of the Company to preserve cash and maintain flexibility given the highly uncertain environment. The Company will also suspend its quarterly dividends but the Board of Directors remains committed to returning value to shareholders and will review future dividends and stock buybacks in line with past practice on a quarterly basis.

Fully-Drawn on Credit Facility: To further secure a strong liquidity position, the Company has drawn the remaining $600 million of its existing committed $1.1 billion on its Revolving Credit Facility (the “Facility”). As previously announced, the Company drew $500 million of the Facility on March 19, 2020. By drawing fully on the Facility, the Company’s current cash balance is approximately $1.4 billion. The Company believes a strong cash position will maximize our ability to navigate the challenging market.

Autoliv Inc.

Box 70381, 107 24 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Capital Expenditure and Working Capital: The Company’s capital expenditure plans are reviewed with the ambition to reduce spend in 2020, which is heavily dependent on our customers’ launch schedules and activities. Working capital is being optimized through strict inventory control, close monitoring of receivables, and close collaboration with our suppliers. Since the beginning of the year, Autoliv has had in place a supply chain financing program. This program facilitates the Company’s relationship with its key suppliers and provides for potential working capital benefits.

Management Actions: The situation for each customer, plant and country in which Autoliv operates is closely monitored and updated on a daily basis. Information collection, flexibility and agility are keys to designing optimal measures to adapt to a rapidly changing situation. The Company’s actions to mitigate the effects of lower business activity include, as previously communicated, expanding our existing structural efficiency program, balancing our labor force and the sourcing of direct materials, and suspending all discretionary spending that is not critical to our daily operations. All divisions and functions are planning and implementing cost reduction actions and our cash position is monitored on a daily basis. Autoliv has and intends to continue to adhere to our commitments to our customers and suppliers.

Executive and Board Pay Reductions: Acknowledging the difficult times for our employees, our executive officers and non-employee Board members have voluntarily reduced their pay. The Executive officers have reduced their base salaries by 20% for Q2 2020. The non-employee Board members have reduced their annual base retainer by 20% for Q2 2020. These cost savings will contribute to the other actions being taken to manage the business over several months of reduced customer demand.

Autoliv adjusts its production

Autoliv continues to adjust its production in response the current situation, including temporarily closing some of its own plants in compliance with local government requirements and recommendations and to align with the shutdowns of customer production facilities.

In China, our operations have gradually recovered to around 90% compared to this time last year. The production recovery has been in balance with customer demand recovery since mid-February. In South Korea, Indonesia and Japan, the majority of the Company’s plants are currently operating relatively close to planned output.

In Europe, the Americas, India, Malaysia and the Philippines, almost all of the Company’s plants are currently closed. This is in line with our customers plant closures. Most customer plant closures are currently planned to be between two weeks and one month, though we expect some plant closures to be extended.

Autoliv is working on securing the supply chain as well as continuing the appropriate health measures required to ensure the safety of its employees so it is prepared to resume operations of its plants when customer plants are re-opened.

Inquiries:

Investors & Analysts: Anders Trapp, Investor Relations, Tel +46 (0)8 587 206 71

Investors & Analysts: Henrik Kaar, Investor Relations, Tel +46 (0)8 587 206 14

Corporate Communications: Marja Huotari, Tel +46 (0)709 578 135

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the contact person set out above, at 1X.00 CET on April 2, 2020.

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720650

E-mail: stina.thorman@autoliv.com

About Autoliv

Autoliv, Inc. is the worldwide leader in vehicle safety systems, and through our subsidiaries we develop, manufacture and market protective systems, such as airbags, seatbelts, steering wheels and pedestrian protection systems for all major automotive manufacturers in the world. Our products save over 30,000 lives each year and prevent ten times as many severe injuries.

Our more than 65,000 associates in 27 countries are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. We have 14 technical centers, with 20 test tracks. Sales in 2019 amounted to US $ 8,548 million. The shares are listed on the New York Stock Exchange (NYSE: ALV) and the Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information go to www.autoliv.com.

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “estimates”, “expects”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “may”, “likely”, “might”, “would”, “should”, “could”, or the negative of these terms and other comparable terminology, although not all forward-looking statements contain such words. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, general economic conditions; the impacts of the coronavirus (COVID-19) on the Company’s financial condition and business operations; changes in light vehicle production; fluctuation in vehicle production schedules for which the Company is a supplier, changes in general industry and market conditions or regional growth or decline; changes in and the successful execution of our capacity alignment, restructuring and cost reduction initiatives and the market reaction thereto; loss of business from increased competition; higher raw material, fuel and energy costs; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; customer bankruptcies, consolidations, or restructurings or divestiture of customer brands; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; component shortages; market acceptance of our new products; costs or difficulties related to the integration of any new or acquired businesses and technologies; continued uncertainty in pricing negotiations with customers; successful integration of acquisitions and operations of joint ventures; successful implementation of strategic partnerships and collaborations; our ability to be awarded new business; product liability, warranty and recall claims and investigations and other litigation and customer reactions thereto; (including the resolution of the Toyota recall); higher expenses for our pension and other postretirement benefits, including higher funding needs for our pension plans; work stoppages or other labor issues; possible adverse results of pending or future litigation or infringement claims; our ability to protect our intellectual property rights; negative impacts of antitrust investigations or other governmental investigations and associated litigation relating to the conduct of our business; tax assessments by governmental authorities and changes in our effective tax rate; dependence on key personnel; legislative or regulatory changes impacting or limiting our business; political conditions; dependence on and relationships with customers and suppliers; and other risks and uncertainties identified under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q and any amendments thereto. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720650

E-mail: stina.thorman@autoliv.com